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[LETTERHEAD]
                                                             EXHIBIT 5.1


                                  November 17, 1997

IMC Global Inc.
2100 Sanders Road
Northbrook, Illinois  60062

         Re:  Registration of 32,885,043 Shares of Common Stock,
              Associated Preferred Stock Purchase Rights and 8,623,269 Warrants to purchase Common Stock

Ladies and Gentlemen:

I have acted as counsel to IMC Global Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of the Company's registration statement on Form S-4 (the "Registration Statement") relating to the registration of 32,885,043 shares of Common Stock, $1.00 par value, of the Company (the "New Shares"), together with 32,885,043 Preferred Stock Purchase Rights (the "Rights") associated therewith, and 8,623,269 Warrants to purchase Common Stock (the "Warrants"), to be issued pursuant to the terms of the Agreement and Plan of Merger dated as of August 26, 1997 (the "Merger Agreement") by and between the Company and Freeport-McMoRan Inc., a Delaware corporation ("FTX"), which provides for the merger (the "Merger") of FTX with and into the Company, with the Company as the surviving corporation. The New Shares are comprised of shares issued pursuant to (i) the Merger Agreement (the "Merger Stock"), (ii) the exercise of options that are part of the FTX Stock-Based Awards (as defined in the Merger Agreement) (the "Option Stock"); and (iii) the exercise of the Warrants (the "Warrant Stock"). The terms of the Rights are set forth in the Rights Agreement dated as of June 21, 1989, as amended (the "Rights Agreement"), between the Company and The First National Bank of Chicago, as Rights Agent. As of the effective time of the Merger, the outstanding shares of common stock of FTX, par value $.01 per share, will be converted into the New Shares and the Warrants, all as more fully set forth in the Merger Agreement.

I am familiar with the proceedings to date with respect to the proposed issuance of the New Shares, the Rights and the Warrants in the Merger and have examined such records, documents and questions of law, and satisfied myself as to such matters of law as I have considered relevant and necessary as a basis for this opinion. Based on the foregoing, it is my opinion that:

1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.
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2.  The shares of Merger Stock will be legally issued, fully paid and non-assessable, and the Warrants will be duly authorized and legally issued, when (i) the Registration Statement shall have been declared effective under the Securities Act; and (ii) the Merger shall have become effective under the Delaware General Corporation Law ("DGCL").

3. Each share of Option Stock will be legally issued, fully paid and non-assessable when (i) the Registration Statement shall have been declared effective under the Act, (ii) the Merger shall have become effective under the DGCL; (iii) with respect to any such shares issued under the Company Stock Plans, the Company's Board of Directors or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of such shares as contemplated by the Company Stock Plan; and (iv) certificates representing such shares shall have been duly executed, countersigned and registered and duly delivered upon receipt by the Company of the agreed consideration therefor (not less than the par value thereof) determined in accordance with the terms of the applicable Company Stock Plan.

4. Each share of Warrant Stock will be legally issued, fully paid and non-assessable when (i) the Registration Statement shall have been declared effective under the Act; (ii) the Merger shall have become effective under the DGCL; and (iii) certificates representing such shares shall have been duly executed, countersigned and registered and duly delivered upon receipt by the Company of the agreed consideration therefor (not less than the par value thereof) determined in accordance with the terms of the Warrant Agreement pursuant to which the Warrants are to be issued.

5. Each Right associated with a New Share will be legally issued when: (i) the Registration Statement shall have become effective under the Securities Act; (ii) such Right shall have been duly issued in accordance with the terms of the Rights Agreement; and (iii) the associated Common Stock shall have been duly issued as set forth in paragraph 2.

The foregoing opinions are limited to the federal laws of the United States of America and the General Corporation Law of the State of Delaware. I express no opinion as to the application of the securities or blue sky laws of the various states to the sale of the Common Stock.

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I hereby consent to the filing of this opinion as an Exhibit to the Registration
Statement and to all references to me included in or made part of the Registration Statement.


                             Very truly yours,



                             /s/ Marschall I. Smith
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                             Marschall I. Smith
                             SENIOR VICE PRESIDENT
                             AND GENERAL COUNSEL
                             IMC GLOBAL INC.

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